UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

3500 Sunrise Highway, Suite D-122, Great River, New York 11739
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (631) 968-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 7, 2005, Netsmart Technologies, Inc. (the “Registrant”) entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”) pursuant to which the Bank has agreed to make loans to the Registrant consisting of (i) a $2,500,000 Revolving Credit Loan and (ii) a $2,500,000 Term Loan. On February 23, 2006, the Registrant and the Bank entered into a First Amendment and Waiver to Loan Agreement dated as of December 31, 2005, pursuant to which the Bank agreed to amend the terms of the Tangible Net Worth covenant contained in the Loan Agreement and waive any non-compliance by Registrant with such covenant as in effect prior to such amendment.

A copy of the First Amendment and Waiver to Loan Agreement is filed as Exhibit 10.1 hereto, the terms of which are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	First Amendment and Waiver to Loan Agreement dated as of December 31, 2005 between the Registrant and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSMART TECHNOLOGIES, INC.

Date: February 27, 2006	/s/ Anthony F. Grisanti
Chief Financial Officer